Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X]Definitive Additional Materials

[ ] Soliciting Material under Rule 14a-12

Vanguard Admiral Funds

Vanguard Bond Index Funds

Vanguard California Tax-Free Funds

Vanguard Charlotte Funds

Vanguard Chester Funds

Vanguard CMT Funds

Vanguard Explorer Fund

Vanguard Fenway Funds

Vanguard Fixed Income Securities Funds

Vanguard Horizon Funds

Vanguard Index Funds

Vanguard Institutional Index Funds

Vanguard International Equity Index Funds

Vanguard Malvern Funds

Vanguard Massachusetts Tax-Exempt Funds

Vanguard Money Market Reserves

Vanguard Montgomery Funds

Vanguard Municipal Bond Funds

Vanguard New Jersey Tax-Free Funds

Vanguard New York Tax-Free Funds

Vanguard Ohio Tax-Free Funds

Vanguard Pennsylvania Tax-Free Funds

Vanguard Quantitative Funds

Vanguard Scottsdale Funds

Vanguard Specialized Funds

Vanguard STAR Funds

Vanguard Tax-Managed Funds

Vanguard Trustees’ Equity Fund

Vanguard Valley Forge Funds

Vanguard Variable Insurance Funds

Vanguard Wellesley Income Fund

Vanguard Wellington Fund

Vanguard Whitehall Funds

Vanguard Windsor Funds

Vanguard World Fund

(Name of Registrant as Specified in its Declaration of Trust)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[X]No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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IIG Send Text

Subject: Vanguard funds’ proxy voting announced

#FirstName#,

Vanguard’s U.S.-domiciled funds announced an important proxy voting campaign on November 22, 2024. The Vanguard funds hold shareholder meetings periodically when certain matters arise that require shareholder approval.

A proxy is the legal authority or means to permit shareholders’ votes to be registered without their presence at a shareholder meeting.

Starting on November 27, 2024, shareholders of each U.S.-domiciled Vanguard fund are being asked to elect trustees for the Vanguard funds. Trustees oversee the funds to make sure they effectively serve the interests of shareholders.

The voting process

Plan sponsors and participants are represented in the proxy voting process through two possible paths depending on the plan agreement.

If the plan agreement entrusts proxy voting authority to the plan sponsor, proxy materials will be sent by mail after the record date of November 26, 2024, and plan sponsors can vote as soon as they receive them. Plan sponsors can vote by mail, by phone, or online.

If the plan agreement entrusts proxy voting authority directly to plan participants, Vanguard will send them proxy materials via mail or email after the record date of November 26, 2024. Participants can vote by mail, by phone, or online.

Voting concludes at the virtual Joint Special Meeting of Shareholders on February 26, 2025.

Learn more

Visit our online proxy resource center or call Computershare Fund Services toll-free at 866-643-5201 for all proxy information.

Regards,

#VGI_Name# #VGI_Title#

Phone: #VGI_Phone#, Ext. #VGI_EXT#

_____________________________________________________________

For more information about Vanguard funds, visit vanguard.com to obtain a prospectus or, if available, a summary prospectus. Investment objectives, risks, charges, expenses, and other important information are contained in the prospectus; read and consider it carefully before investing.

Whenever you invest, there’s a chance you could lose the money.

For institutional use only. Not for distribution to retail investors.

© 2024 The Vanguard Group, Inc. All rights reserved. Vanguard Marketing Corporation, Distributor.

Privacy statement: http://www.vanguard.com/instlprivacystmt

100 Vanguard Boulevard | Malvern, PA 19355 | institutional.vanguard.com

Secure reminder email

Subject: Reminder: Vote your Vanguard fund shares today

Dear <<FIRSTNAME>>,

We’ve previously contacted you regarding the request from the trustees of U.S.-domiciled Vanguard funds for your vote on an important matter.

VOTE TODAY

Click on your personalized link below to access Vanguard’s fund proxy voting website, administered by Computershare Fund Services (Computershare). This will allow you to review the proxy materials that ask you and other Vanguard shareholders to vote on a proposal related to your fund ownership.

Vote today!

LEARN MORE

Visit our online proxy resource center or call Computershare toll-free at 866-643-5201 for all proxy information, including how to vote online, by phone, or by mail.

Control number: <<CONTROLNUMBER>>

Security code: <<SECURITYNUMBER>>

Legal notices

For more information about Vanguard funds, visit vanguard.com to obtain a prospectus or, if available, a summary prospectus. Investment objectives, risks, charges, expenses, and other important information are contained in the prospectus; read and consider it carefully before investing.

All investing is subject to risk, including the possible loss of the money you invest.

© 2024 The Vanguard Group, Inc. All rights reserved. Vanguard Marketing Corporation, Distributor. P.O. Box 982901 | El Paso, TX 79998-2901 | vanguard.com

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